SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING
                              ATTORNEYS AT LAW
                    280 PARK AVENUE, NEW YORK, N.Y. 10017

                                                                TELEPHONE
                                                             (212) 286-4000

                               May 16, 1986




Lexington Tax Exempt Bond Trust-
National Series Portfolio
Park 80 West, Plaza Two, Eighth Floor
Saddle Brook, New Jersey 07662

Gentlemen:

        We have acted as counsel for Lexington Tax Exempt Bond Trust-National Series Portfolio, a Massachusetts business trust, (the "Fund"), in connection with the public offering of shares of beneficial interest of the Fund, (the "Shares"), pursuant to Fund's registration statement on Form N-1A, (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

     We have reviewed the Declaration of Trust of the Fund, its by-laws, and the Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

     The opinions expressed herein are limited to matters of law which govern the due organization of the Fund and the authorization and issuance of the Shares. Based upon and subject to the foregoing, we are of the opinion, and so advise you, as follows:

     1. The Fund has been duly organized as a Massachusetts business trust under the laws of The Commonwealth of Massachusetts.

     2. The issuance of the Shares has been duly and validly authorized and, upon the issuance of the Shares and payment therefor in the manner contemplated by the Registration Statement, the shares will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference therein to the Firm under the caption "Legal Counsel".




                                                Very truly yours,


                                            /s/ Spengler Carlson Gubar
                                                Brodsky & Frischling